EXHIBIT 23.1





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WISS & COMPANY, LLP
Certified Public Accountants





                         CONSENT OF INDEPENDENT AUDITORS


To The Board of Directors
Tofutti Brands Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 33-72654, 333-48605 and 333-79567) on Form S-8 of Tofutti Brands Inc. of our report dated March 9, 2000, relating to the balance sheet of Tofutti Brands Inc. as of January 1, 2000 and the related statements of income, changes in stockholders' equity and cash flows for the fifty-three week period then ended, which report appears in the January 1, 2000 annual report on Form 10-KSB of Tofutti Brands Inc.

                                                 /s/Wiss & Company
                                                 WISS & COMPANY, LLP

Livingston, New Jersey
March 30, 2000